UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 15, 2006

Date of Report
(Date of earliest event reported)
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2006, Harmonic Inc., a Delaware corporation (the “Company”), and Silicon Valley Bank (the “Lender”), entered into Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Credit Facility”), dated December 14, 2004, between the Company and the Lender. Pursuant to the terms of the Amendment, the Company and the Lender amended the terms of the Credit Facility to, among other things:
•	extend the date until which the Lender will make advances to the Company under the committed equipment line of credit from December 15, 2006 to March 15, 2007; and;

•	extend the maturity date of the Credit Facility from December 15, 2006 to March 15, 2007.
The foregoing description of the Amendment and portions of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, Amendment No. 1 to the Credit Facility, dated December 15, 2005 (“Amendment No. 1”), and the Credit Facility. A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1. A copy of Amendment No. 1 was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2005, and a copy of the Credit Facility was previously filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 16, 2005.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of December 15, 2006, by and between Harmonic Inc. and Silicon Valley Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: December 21, 2006

By:	/s/Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of December 15, 2006, by and between Harmonic Inc. and Silicon Valley Bank.